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                               SUFFOLK BANCORP
                                 EXHIBIT 99.B
                              1999 STOCK OPTION
                                     PLAN
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                              SUFFOLK BANCORP 1999



                                STOCK OPTION PLAN



                            Adopted January 22, 1999
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                              SUFFOLK BANCORP 1999

                                STOCK OPTION PLAN

                                Table of Contents

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1.       Purpose..............................................................................................    1

2.       Shares Subject to the Plan...........................................................................    1

3.       Administration of the Plan...........................................................................    2

4.       Eligibility and Grant of Options Under the Plan......................................................    2

5.       Terms and Conditions of Options Granted Under the Plan...............................................    2

         (a)    Option Period.................................................................................    2

         (b)    Exercise of Option............................................................................    3

                  (i)   By an Optionee During Continuous Employment...........................................    3

                  (ii)  Exercise in the Event of Death or Termination of Employment...........................    3

         (c)    Option Price..................................................................................    4

         (d)    Payment of Purchase Price upon Exercise.......................................................    4

         (e)    Nontransferability............................................................................    4

         [(f)   Additional Rules for Incentive Stock Options..................................................    4

6.       Stock Appreciation Right.............................................................................    5

7.       Fair Market Value....................................................................................    5

8.       Change in Control Provisions.........................................................................    5

         (a)  Impact of Event.................................................................................    5

         (b)  Definition of Change in Control.................................................................    5

9.       Amendment and Discontinuance.........................................................................    7

10.      Effective Date.......................................................................................    7
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
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11.      General Provisions...................................................................................    7

         (a)    Investment Representation; Compliance with Other Laws and Regulations.........................    8

         (b)    No Rights as a Shareholder....................................................................    8

         (c)    No Rights to Continued Employment.............................................................    8

         (d)    Effect of the Plan on Other Stock Plans.......................................................    8

         (e)    Unfunded Status of Plan.......................................................................    8

         (f)    Withholding...................................................................................    8

         (g)    Governing Law.................................................................................    8

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                              SUFFOLK BANCORP 1999

                                STOCK OPTION PLAN



1.       Purpose.

                  The purpose of the Suffolk Bancorp 1999 Stock Option Plan (the "Plan") is to provide a means by which Suffolk Bancorp (the "Corporation"), through the grant of stock options to eligible employees, may attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of the Corporation and any subsidiary corporation of the Corporation. For the purposes of the Plan, the term "Subsidiary Corporation" means a subsidiary corporation as defined by Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Shares Subject to the Plan.

                  The maximum number of shares of common stock, par value $2.50 per share, of the Corporation ("Common Stock") that may be delivered to participants and their beneficiaries under the Plan shall be 600,000, which number includes the 578,706 shares of Common Stock remaining available for awards as of the effective date of this Plan under the Corporation's 1989 Incentive Stock Option Plan and 1989 Non-Qualified Stock Option Plan. No participant may be granted options covering in excess of 50,000 shares of Common Stock in any calendar year. The reserved shares may be authorized and unissued shares or treasury shares of the Corporation or any combination of both as determined by the Board of Directors of the Corporation (the "Board"). If an option granted under the Plan ceases to be exercisable or is forfeited or canceled, in whole or in part, the shares of Common Stock representing such option shall no longer be available for issuance in connection with awards under the Plan. If any option (and related stock appreciation right, if any) terminates, expires or lapses without being exercised, shares of Common Stock subject to such option shall again be available for distribution in connection with awards under the Plan.

                  In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code), any partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon options to be granted to any participant, in the number, kind and option price of shares subject to outstanding options and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion [to prevent substantial dilution or enlargement of the rights granted to, or available for, an optionee under the Plan]; provided, however, that the number of shares of Common Stock subject to any option shall always be a whole number.

3. Administration of the Plan.

                  The Plan shall be administered by the Personnel Committee of the Board (the "Committee"), which Committee shall consist of not less than three directors of the Corporation. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board. Any vacancies in the membership of the Committee shall be filled by an appointment by the Board.

                  The Committee shall keep minutes of its meetings. All actions of the Committee shall be taken by a majority of its members. Any act approved in writing by a majority of the Committee members shall be fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

                  Subject to and not inconsistent with the provisions of the Plan, the Committee shall have complete authority in its discretion to interpret all provisions of the Plan consistently with the law, to determine the number of shares of Common Stock to be covered by each option granted hereunder, to determine the terms and conditions of any option granted hereunder, to prescribe the form of the instrument evidencing any option granted hereunder, to adopt, amend and rescind general and special rules and regulations for the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

4. Eligibility and Grant of Options Under the Plan.

                  Options may be granted to such employees, including officers and directors who are also employees, of the Corporation or of a Subsidiary Corporation that the Committee deems to be key employees who in the judgment of the Committee are considered important to the future of the Corporation or a Subsidiary Corporation. Options may be granted at such times, in such amounts, and to the extent not inconsistent with the Plan, on such terms as the Committee shall determine. Options may be granted alone or with a related stock appreciation right and may be of two types: (a) an incentive stock option which is an option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code, and (b) a non-qualified stock option which is an option that is not an incentive stock option. To the extent that any option is not designated as an incentive stock option or even if so designated does not qualify as an incentive stock option on or subsequent to its grant date, it shall constitute a non-qualified stock option.

5. Terms and Conditions of Options Granted Under the Plan.

                  Each option granted under the Plan shall be evidenced by an agreement in a form determined by the Committee. Such agreement shall be subject to the following terms and conditions, and such other terms and conditions as the Committee may deem appropriate.

                  (a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period, provided that in no event shall an incentive stock option be exercisable more than 10 years from the date of grant of such option.

                  (b) Exercise of Option.


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                  (i) By an Optionee During Continuous Employment.

                          Except as otherwise provided herein, options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any option.

                  (ii) Exercise in the Event of Death or Termination of Employment.

                          A. If an optionee shall die (1) while an employee of the Corporation or a Subsidiary Corporation or (2) within three months after termination of such optionee's employment with the Corporation or a Subsidiary Corporation because of disability, his or her options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or such termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or, if no such person has such right, by his or her executors or administrators, at any time or from time to time, but not later than the expiration date specified in Section 5(a) or two years after the optionee's death, whichever date is earlier.

                          B. If an optionee's employment by the Corporation or a Subsidiary Corporation shall terminate because of disability and such optionee has not died within the following three months, such optionee may exercise his or her options, to the extent that such optionee shall have been entitled to do so at the date of termination of his or her employment, at any time or from time to time, but not later than the expiration date specified in Section 5(a) or one year after termination of employment, whichever date is earlier.

                          C. If an optionee's employment shall terminate by reason of retirement in accordance with the terms of the Corporation's tax-qualified retirement plans or with the consent of the Committee or involuntarily other than for cause (as defined herein), such optionee may exercise his or her options, to the extent that the optionee shall have been entitled to do so on the date of termination of employment, at any time or from time to time, but not later than the expiration date specified in Section 5(a) or three months after termination of employment, whichever date is earlier.

                          D. If an optionee's employment shall terminate voluntarily or involuntarily for any reason other than death, disability, or retirement, the right to exercise all options, whether vested or unvested, shall terminate at the date of such termination of employment. For purposes of the Plan, termination for "cause" shall mean termination of employment by reason of the optionee's commission of a felony, fraud, or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a Subsidiary Corporation, all as the Committee in its sole discretion, may determine.

                          E. [Notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a termination of employment other than for cause during the 24-month


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         period following a Change in Control, any option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such termination, or on such accelerated basis, for (x) the longer of (i) [one] year from such date of termination or (ii) such other period as may be provided in the Plan for such termination of employment or as the Committee may provide in the option agreement, or (y) until expiration of the stated term of such option, whichever period is the shorter.]

                          F. If an option intended to qualify as an incentive stock option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such option will thereafter be treated as a non-qualified stock option.

                  (c) Option Price. The option price per share of Common Stock purchasable under an option shall be determined by the Committee and set forth in the option agreement, and shall not be less than 100% of the Fair Market Value (as that term is defined in Section 7) of the Common Stock subject to such option on the date of grant.

                  (d) Payment of Purchase Price upon Exercise. Each option shall provide that the purchase price of shares of Common Stock for which an option may be exercised shall be paid to the Corporation at the time of exercise in cash or by certified or bank check or such other instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the option (based on the Fair Market Value of the Common Stock on the date the option is exercised); provided, however, that, in the case of an incentive stock option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the option may be authorized only at the time the option is granted and; provided, further, that such already owned shares have been held by the optionee for at least six months at the time of exercise or had been purchased on the open market.

                  (e) Nontransferability. No option granted under the Plan shall be transferable other than by a will of an optionee or by the laws of descent and distribution. During an optionee's lifetime, an option shall be exercisable only by the optionee or by the optionee's attorney-in-fact or conservator, unless such exercise by the attorney-in-fact or conservator, would disqualify the option as an incentive stock option.

                  (f) Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no option which is intended to qualify as an incentive stock option may be granted to any eligible employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary Corporation, unless at the time such option is granted the option price is at least 110% of the Fair Market Value of a share of Common Stock and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time an option for the Common Stock is granted) for which incentive stock options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Corporation and of any Subsidiary Corporation, may not exceed $100,000.


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6.       Stock Appreciation Right.

                  An option agreement may provide that the optionee may from time to time elect to cancel all or any portion of an option then subject to exercise, in which event the Corporation's obligation in respect of such option may be discharged by the issuance or transfer to the optionee of shares of Common Stock with a Fair Market Value at such time equal to the excess, if any, of the Fair Market Value of the shares of Common Stock subject to the option at the time of the cancellation or the portion thereof so cancelled, over the aggregate option price for such shares of Common Stock as set forth in the option agreement. In the event of such a cancellation, the number of shares of Common Stock as to which such option was cancelled shall no longer be available for use under the Plan. Any such stock appreciation right will expire no later than the expiration of the related options. Any such stock appreciation right shall be transferrable only by will or by the laws of descent and distribution and can only be transferred with the underlying option. During the lifetime of the optionee, a stock appreciation right shall be exercisable only by such optionee.

7.       Fair Market Value.

                  For purposes of the Plan, "Fair Market Value", as of any given date with respect to a share of Common Stock, means:

                  (a) the average of the high and low quoted sales prices on the date of grant (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal United States securities exchange on which the Common Stock is listed or admitted to trading; or

                  (b) if the Common Stock is not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Common Stock on such date on the National Association of Securities Dealers, Inc. Automated Quotation System, or if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

                  (c) if paragraphs (a) and (b) are not applicable, the fair market value of a share of Common Stock on the date of grant as the Committee may determine.

8.       Change in Control Provisions.

                  (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant. The Committee may also make additional adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the Plan's purposes.

                  (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the


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
         "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
         (iii) of this Section 8(b); or

              (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Com-


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
         bination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

              (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

9.       Amendment and Discontinuance.

                  The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under an option theretofore granted without the optionee's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Corporation's stockholders to the extent such approval is required by applicable law or stock exchange rules. The Committee may amend the terms of any option, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or option to comply with applicable law, stock exchange rules or accounting rules.

                  Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant options which qualify for beneficial treatment under such rules without stockholder approval.

10.      Effective Date.

                  The effective date of the Plan shall be January [22], 1999, subject to the approval by stockholders of the Corporation holding not less than a majority of the shares present and voting at its 1999 Annual Meeting.

11.      General Provisions.

                  (a) Investment Representation; Compliance with Other Laws and Regulations. The Committee may require each person purchasing or receiving share of Common Stocks pursuant to an award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. The Plan, the grant and exercise of options under the Plan, and the obligation of the Corporation to sell and deliver shares under such options shall be subject to all applicable federal and state laws, rules and regulations. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

                  1. Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;


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                  2.  Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                  3. Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

                  (b) No Rights as a Shareholder. No optionee shall have any rights as a shareholder with respect to any shares of Common Stock subject to an option prior to the date of issuance of a certificate or certificates for such shares.

                  (c) No Rights to Continued Employment. The Plan and any option granted under the Plan shall neither confer upon any optionee any right with respect to continuance of employment by the Corporation or by any subsidiary of the Corporation, nor shall it interfere in any way with the right of an employer to terminate the optionee's employment at any time.

                  (d) Effect of the Plan on Other Stock Plans. The adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees of the Corporation, a Subsidiary Corporation, a parent corporation or any predecessors or successors thereto.

                  (e) Unfunded Status of Plan. It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

                  (f) Withholding. No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. [Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement.] The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiary Corporations shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. [The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.]

                  (g) Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.


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